EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Skye Bioscience, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: August 28, 2023

5AM Ventures VII, L.P.		5AM Partners VII, LLC

By:	5AM Partners VII, LLC	By:	/s/ Andrew J. Schwab
its	General Partner		Name: Andrew J. Schwab
Title: Managing Member
By:	/s/ Andrew J. Schwab
Name: Andrew J. Schwab
Title: Managing Member

5AM Ventures II, L.P.		5AM Partners II, LLC

By:	5AM Partners II, LLC	By:	/s/ Andrew J. Schwab
its	General Partner		Name: Andrew J. Schwab
Title: Managing Member
By:	/s/ Andrew J. Schwab
Name: Andrew J. Schwab
Title: Managing Member

5AM Co-Investors II, L.P.

By:	5AM Partners II, LLC
its	General Partner

By:	/s/ Andrew J. Schwab
Name: Andrew J. Schwab
Title: Managing Member

/s/ Andrew J. Schwab
Andrew J. Schwab

/s/ Dr. Kush Parmar
Dr. Kush Parmar

/s/ Dr. John D. Diekman
Dr. John D. Diekman

/s/ Dr. Scott M. Rocklage
Dr. Scott M. Rocklage